Exhibit 10.1

PAUL C. VARGA

JULY 25, 2013

SPECIAL RESTRICTED STOCK AWARD AGREEMENT

SUMMARY
Participant:	Paul C. Varga
Award Date:	July 25, 2013
Performance Period	May 1, 2013 through April 30, 2018
Restriction Ending Date:	June 1, 2018
Number of Shares Subject to Award:	67,513
Class of Shares:	Brown-Forman Corporation Class A Common Stock
Award Date Price per Share:	$74.06

THIS AWARD (the “Award”), effective as of the Award Date set forth above, represents a grant of Shares of restricted stock by Brown-Forman Corporation, a Delaware corporation (the “Company”), under the Company’s 2013 Omnibus Compensation Plan (the “Plan”) to the Company employee named above (“Participant”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

1. Award. The Company hereby grants to the Participant, subject to the terms and conditions set forth herein, the number of Shares of restricted stock set forth in the summary table above (the “Restricted Stock”). The Restricted Stock shall be issued in the name of the Participant, legended with the appropriate restriction, and held in escrow by the Company or its agent. Upon the vesting of the Restricted Stock in accordance with Section 2 of this Award, and the satisfaction of applicable withholding requirements under federal, state, local and foreign law, the Company shall issue or cause to be delivered to the Participant one or more unlegended stock certificates in respect of such vested Shares.

2. Vesting. The Restricted Stock shall vest, and the restrictions on the Restricted Stock shall be removed and unrestricted vested Shares shall be delivered to the Participant in accordance with Section 1 of this Award, provided that, both: (i) the Participant remains continuously employed by the Company through the end of the Performance Period (except as provided in Section 4 of this Award) (the “Service Condition”), and (ii) as of the Restriction Ending Date, the Plan Administrator certifies that the Company has achieved at least $3 billion of cumulative operating income (determined in accordance with US GAAP) over the Performance Period (the “Performance Condition”). For the avoidance of doubt, except as otherwise provided in Section 4 of this Award, in the event that it ceases to be possible for both the Service Condition and the Performance Condition to be met as of the Restriction Ending Date, all of the Restricted Stock shall be immediately canceled and forfeited to the Company, without compensation to the Participant.

3. Negative Discretion. Notwithstanding anything to the contrary in Section 2 of this Award, the Plan Administrator shall have the discretion to adjust downward for any reason the number of Shares of Restricted Stock that shall vest and be issued in unlegended form to the Participant, including, but not limited to, performance considerations other than achievement of the Performance Condition. Without limiting the generality of the foregoing, it is currently anticipated that the Plan Administrator will consider the following three factors, weighted relative to each other in accordance with the approximate percentages set forth next to each factor, in determining whether to make an adjustment pursuant to this paragraph: (i) the Company’s annual revenue growth during the Performance Period (25%), (ii) the Company’s return on invested capital during the Performance Period relative to its peer group (25%), and

(iii) the Participant’s performance with respect to the Company’s long-term senior leadership succession planning (50%). The Plan Administrator shall have sole discretion to determine how to evaluate performance in respect of such factors or any other performance factors, although it is anticipated that if overall performance is deemed to be at or above target, no downward adjustment shall be made pursuant to this paragraph. The Plan Administrator’s determinations in accordance with this Section 3 shall be final, conclusive and binding.

4. Termination of Employment. In the event the Participant does not remain continuously employed by the Company through April 30, 2018, the following rules will apply:

4.1 Death/Disability. If the Participant dies or terminates employment due to Disability (“Disability” to be determined by the Plan Administrator in its sole discretion in accordance with Section 2.16 of the Plan), the Restricted Stock shall vest immediately as to a prorated portion of Restricted Stock, such proration to be based on a fraction, the numerator of which is the number of whole months that the Participant was employed during the Performance Period prior to the Participant’s termination of employment, and the denominator of which is 60; provided, that, the Plan Administrator shall retain its discretion to adjust downwards the number of Shares of Restricted Stock that vest and are issued in unlegended form to the Participant as provided in Section 3 of this Award. The unlegended stock certificate(s) in respect of such vested Shares shall be issued or delivered to the Participant or the Participant’s beneficiary(ies) within thirty (30) days of the Participant’s death or termination of employment due to Disability, with the issuance or delivery date within such period to be determined by the Company in its sole discretion. Any unvested portion of the Restricted Stock shall be immediately canceled and forfeited.

4.2 Voluntary Termination, Involuntary Termination for Cause, Involuntary Termination for Poor Performance. All of the Restricted Stock shall be immediately forfeited to the Company, without compensation to the Participant, in the event of the Participant’s voluntary termination, involuntary termination for Cause (as such term is defined in the Plan), or involuntary termination for poor performance (as determined by the Plan Administrator in its sole discretion) prior to the Restriction Ending Date.

4.3. Involuntary Termination – “No Fault”; Termination for any Other Reasons. If the Participant’s employment is involuntarily terminated with “no fault” on the part of the Participant (as determined by the Plan Administrator in its sole discretion), or if the Participant’s employment terminates for any reason other than those set out in Sections 4.1 and 4.2 of this Award, in each case, prior to the Restriction Ending Date, all of the Restricted Stock shall be immediately forfeited to the Company, without compensation to the Participant. Notwithstanding the foregoing, the Plan Administrator may determine, in its sole discretion, that a prorated portion of the Restricted Stock shall remain outstanding following the Participant’s termination of employment and shall vest on the Restriction Ending Date, subject to achievement of the Performance Condition, such proration to be based on a fraction, the numerator of which is the number of whole months that the Participant was employed during the Performance Period prior to the Participant’s termination of employment, and the denominator of which is 60. The Plan Administrator shall retain its discretion to adjust downwards the number of Shares of Restricted Stock that vest and are issued or delivered to the Participant as provided in Section 3 of this Award. Any unvested portion of the Restricted Stock shall be immediately canceled and forfeited.

5. Change in Control. Upon the occurrence of a Change in Control, as defined in the Plan, the Restricted Stock shall be treated in accordance with Article 11 of the Plan.

6. Rights as a Stockholder; Dividends. The Participant shall have full voting rights as a stockholder of the Company with respect to the Restricted Stock during the period in which such Restricted Stock remains subject to a substantial risk of forfeiture. During the Performance Period, the Participant shall be credited with regular cash dividends paid with respect to the Shares of Restricted Stock, which shall be accrued in Shares of Class A Common Stock (the amount of which shall be determined by dividing the amount of dividend that would have been payable in respect of the Restricted Stock by the Fair Market Value on the dividend payment date) and held in escrow by the Company or its agent until the Restricted Stock vests in accordance with Section 2 of this Award, at which time one or more unlegended stock certificates in respect of such Shares shall be issued or delivered to the Participant (subject to the satisfaction of applicable withholding requirements under federal, state, local and foreign law). In the event all or a portion of the underlying Restricted Stock is forfeited, any corresponding Shares accrued pursuant to this Section 6 shall be concurrently forfeited.

7. Restrictions on Transfer. Prior to the Restriction Ending Date and the removal of the restrictions on the Restricted Stock, the Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

8. Recapitalization. If there is any change in the Company’s Shares through the declaration of stock dividends, a recapitalization, stock splits, or through merger, consolidation, exchange of Shares, or otherwise, or in the event of an extraordinary dividend or other corporate transaction, the Plan Administrator shall adjust the number and class of Shares subject to this Award (including by making a different kind or class of securities subject to the Award), and/or the Performance Condition, as the Plan Administrator deems necessary to prevent dilution or enlargement of rights.

9. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Award is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when delivered during the Participant’s lifetime to the Company at its executive offices, addressed to the attention of the Compensation Department in Louisville, Kentucky.

10. Continuation of Employment. This Award shall not confer upon the Participant any right to continued employment by the Company, nor shall this Award interfere in any way with the Company’s right to terminate the Participant’s employment at any time. A transfer of the Participant’s employment between the Company and any of its subsidiaries, or between any divisions or subsidiaries of the Company shall not be deemed a termination of employment.

11. Miscellaneous.

A)

This Award and the Participant’s rights under it are subject to all the terms and conditions of the Plan and this Restricted Stock Award Agreement, as they may be amended from time to time, as well as to such rules as the Plan Administrator may adopt. The Plan Administrator may impose such restrictions on this Award as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. The Restricted Stock shall be subject to the requirements that, if at any time the Plan Administrator shall determine that (i) the listing, registration or qualification of Class A Common Stock subject or related thereto upon any securities exchange or under any federal or state law, or (ii) the consent or approval of any governmental body, or (iii) an agreement by the Participant with respect to the disposition of Shares of Class A Common Stock is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares pursuant thereto, then in such event, the grant of Restricted Stock shall not be effective unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Plan Administrator.

The Plan Administrator may administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award, all of which shall be binding upon the Participant.

B)	Subject to the provisions of the Plan, the Board of Directors may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Award, without the written consent of the Participant. This Award may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Award shall not operate or be construed as a waiver of any other provision of this Award, or of any subsequent breach by such party of a provision of this Award.

C)	The Company may deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise of the Participant’s rights under this Award.

The Participant may remit sufficient cash to the Company to satisfy the withholding requirement or the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value, on the date the tax is to be determined, equal to the minimum amount required to be withheld. Such elections shall be irrevocable, shall be in writing, and shall be signed by the Participant before the day that the transaction becomes taxable.

D)	The Participant agrees to take all steps necessary to comply with all applicable federal and state securities law in exercising his rights under this Award.

E)	This Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

F)	The Company’s obligations under the Plan and this Award shall bind any successor to the Company, whether succession results from a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

G)	To the extent not preempted by federal law, this Award shall be governed by, and construed in accordance with, the laws of the State of Delaware.

H)	For so long as IRC Section 162(m) applies in respect of compensation to the Participant, this Award shall comply with the requirements for satisfaction of the performance-based exception to such section, unless the Plan Administrator determines that compliance is not desired or necessary for any Award or Awards.

I)	The parties acknowledge and agree that, to the extent applicable, this Award shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Award to the contrary, in the event that the Company determines that any compensation or benefits payable or provided under this Award may be subject to Section 409A of the Code, the Company may adopt such limited amendments to this Award and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Award from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Award or (ii) comply with the requirements of Section 409A of the Code.

Notwithstanding any other provision of this Award, to the extent the issuance of the Restricted Stock represented by this Award following the Performance Period does not qualify as a “short term deferral” pursuant to Section 1.409A-1(b)(4) (or any other exception to Section 409A) and is treated as non-qualified deferred compensation subject to Section 409A of the Code, then (a) no delivery of Shares hereunder shall be made upon a Participant’s termination of employment unless such termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations and (b) if the Participant is deemed at the time of his termination of employment to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed delivery of Shares to which the Participant is entitled under this Award, and which is deliverable to the Participant due to his termination of employment, is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such delivery of Shares shall not be made to the Participant prior to the earlier of (x) the expiration of the six-month period measured from the date of the Participant’s “separation from service” with the Company (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations) or (y) the date of the Participant’s death. The determination of whether the Participant is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his separation from service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Section 1.409A-1(i) of the Treasury Regulations and any successor provision thereto).

Although the Company intends to take such actions so as to allow the Award to avoid adverse tax treatment pursuant to Section 409A of the Code and otherwise, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on the Participant.

J)	This Award is subject to the terms of the Plan and Administrative Guidelines promulgated under it from time to time. In the event of a conflict between this document and the Plan, the Plan document as well as any determinations made by the Plan Administrator as authorized by the Plan document, shall govern.

K)	The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award.

L)	THIS AWARD IS SUBJECT TO THE BROWN-FORMAN CORPORATION INCENTIVE COMPENSATION RECOUPMENT POLICY. BY EXECUTION HEREOF, THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN PROVIDED WITH A COPY OF SUCH INCENTIVE COMPENSATION RECOUPMENT POLICY AND UNDERSTANDS THE TERMS AND CONDITIONS THEREOF.

IN WITNESS WHEREOF, the parties have caused this Award to be executed as of the Award Date.

BROWN-FORMAN CORPORATION

By:	/s/ Lisa Steiner
Lisa Steiner Senior Vice President, Chief Human Resources Officer

Agreed and Accepted:

/s/ Paul C. Varga
Paul C. Varga